FOR IMMEDIATE RELEASE
January 26, 2017

WashingtonFirst Bankshares, Inc. Announces Record Performance for 2016 with Assets Surpassing $2 Billion and Net Income Growth of 48% for the Year

RESTON, VA - WashingtonFirst Bankshares, Inc. (NASDAQ: WFBI) (“WashingtonFirst” or the “Company”) announced today that it had achieved record financial results for the year ended December 31, 2016. Loans, deposits, fee income, net income, return on assets, and earnings per share reached all-time highs. At the same time, the Company’s asset quality has improved to its best since 2007, as measured in terms of non-performing assets as a percentage of total assets. In addition, the Company opened two additional full-service bank branches in 2016 and increased its dividends to shareholders.
In commenting on the Company’s 2016 performance, Shaza Andersen, the Company's President and CEO, said “I am very excited to report our record performance. Our team was charged with high expectations and goals in 2016 and we achieved them. Looking to the future, WashingtonFirst remains committed to growing long-term shareholder value through a continued focus on customer relationships, high standards of quality and service, and strong financial performance.”

In the fourth quarter of 2016, the Company reported net income of $4.7 million, a 34.0% increase compared to the fourth quarter of 2015. This translated into fully-diluted earnings per share of $0.36 for the fourth quarter of 2016, a 20.0% increase compared to the fourth quarter of 2015. The percentage increase in per-share earnings was lower than the percentage increase in net income because of the 1,655,000 shares that were issued in the Company’s public stock offering in December 2015.

For the year ended December 31, 2016, WashingtonFirst reported net income of $18.0 million and fully-diluted earnings per share of $1.37, representing increases of 47.8% and 21.2%, respectively, compared to the previous year. Return on average assets, a key performance objective for the Company, reached 1.00% in 2016 compared to 0.83% in 2015. Management attributed the increase in return on average assets to the increased level of fee income contributed by the mortgage and wealth management businesses acquired in July 2015.

The Company’s total assets reached $2.0 billion as of December 31, 2016, an increase of 19.6% compared to one year earlier. Net loans held-for-investment and total deposits each ended the year at $1.5 billion, reflecting increases of 17.4% and 14.2%, respectively, compared to one year earlier. Non-performing assets represented 0.43% of total assets as of December 31, 2016, compared to 0.86% one year earlier.

In November 2016 the Company announced a 5% stock dividend, the fourth such dividend since the inception of WashingtonFirst Bank in 2004. Additionally, the Company increased its quarterly cash dividend by 16.7% to $0.07 from $0.06 per share. WashingtonFirst has increased its cash dividend to stockholders every year since it declared its initial dividend in October 2013.
About The Company

WashingtonFirst Bankshares, Inc., headquartered in Reston, Virginia, is the holding company for WashingtonFirst Bank, which operates 19 full-service banking offices throughout the Washington, D.C. metropolitan area. In addition, the Company provides wealth management services through its subsidiary, 1st Portfolio Wealth Advisors, and mortgage banking services through the Bank's subsidiary, WashingtonFirst Mortgage Corporation. The Company's common stock is traded on the NASDAQ Stock Market under the quotation symbol "WFBI" and is included in the ABA NASDAQ Community Bank Index and the Russell 2000® index.  For more information about the Company, please visit: www.wfbi.com.

Cautionary Statements About Forward-Looking Information
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements of the goals, intentions, and expectations of the Company as to future trends, plans, events, results of operations and policies and regarding general economic conditions. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors which include, but are not limited to, factors discussed in our Annual Report on Form 10-K and in other documents we file with the Securities and Exchange Commission from time to time.  In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. These statements are based upon the beliefs of the management of the Company as to the expected outcome of future events, current and anticipated economic conditions, nationally and in the Company’s market, and their impact on the operations, assets and earnings of the Company, interest rates and interest rate policy, competitive factors, judgments about the ability of the Company to successfully integrate its operations following significant transactions including, but not limited to, mergers and acquisitions, the ability to avoid customer dislocation during the period leading up to and following such transactions, and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Readers are cautioned against placing undue reliance on such forward-looking statements. The Company assumes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

WashingtonFirst Bankshares, Inc.
Consolidated Balance Sheets
(unaudited)

	December 31, 2016	December 31, 2015
	($ in thousands)
Assets:
Cash and cash equivalents:
Cash and due from bank balances	$3,614	$3,739
Federal funds sold	93,659	59,014
Interest bearing deposits	100	—
Cash and cash equivalents	97,373	62,753
Investment securities, available-for-sale, at fair value	280,204	220,113
Restricted stock, at cost	11,726	6,128
Loans held for sale, at lower of cost or fair value	32,109	36,494
Loans held for investment:
Loans held for investment, at amortized cost	1,534,543	1,308,083
Allowance for loan losses	(13,582)	(12,289)
Total loans held for investment, net of allowance	1,520,961	1,295,794
Premises and equipment, net	6,955	7,374
Goodwill	11,420	11,431
Identifiable intangibles	1,619	1,888
Deferred tax asset, net	8,944	8,116
Accrued interest receivable	5,243	4,502
Other real estate owned	1,428	—
Bank-owned life insurance	13,880	13,521
Other assets	11,049	6,352
Total Assets	$2,002,911	$1,674,466
Liabilities and Shareholders' Equity:
Liabilities:
Non-interest bearing deposits	$381,887	$304,425
Interest bearing deposits	1,140,854	1,028,817
Total deposits	1,522,741	1,333,242
Other borrowings	6,707	6,942
FHLB advances	232,097	110,087
Long-term borrowings	32,638	32,884
Accrued interest payable	947	912
Other liabilities	15,121	11,804
Total Liabilities	1,810,251	1,495,871
Commitments and contingent liabilities	—	—
Shareholders' Equity:
Preferred stock:
Series D, $5.00 par value, 0, 0, and 13,347 shares issued and outstanding, respectively, 1% dividend	—	—
Additional paid-in capital - preferred	—	—
Common stock:
Common Stock Voting, $0.01 par value, 50,000,000 shares authorized, 10,987,652 and 10,377,981 shares issued and outstanding, respectively	109	103
Common Stock Non-Voting, $0.01 par value, 10,000,000 shares authorized; 1,908,733 and 1,817,842 shares issued and outstanding, respectively	19	18
Additional paid-in capital	177,924	160,861
Accumulated earnings	17,187	17,740
Accumulated other comprehensive income/(loss)	(2,579)	(127)
Total Shareholders' Equity	192,660	178,595
Total Liabilities and Shareholders' Equity	$2,002,911	$1,674,466

WashingtonFirst Bankshares, Inc.
Consolidated Statements of Income
(unaudited)

	For the Three Months Ended		For the Year Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
	($ in thousands, except per share data)
Interest and dividend income:
Interest and fees on loans	$17,971	$16,088	$68,901	$59,346
Interest and dividends on investments:
Taxable	1,002	923	4,274	3,257
Tax-exempt	57	23	123	74
Dividends on other equity securities	76	71	284	257
Interest on Federal funds sold and other short-term investments	79	54	265	249
Total interest and dividend income	19,185	17,159	73,847	63,183
Interest expense:
Interest on deposits	2,300	1,809	8,727	6,431
Interest on borrowings	906	1,018	3,744	2,780
Total interest expense	3,206	2,827	12,471	9,211
Net interest income	15,979	14,332	61,376	53,972
Provision for loan losses	1,240	1,075	3,880	3,550
Net interest income after provision for loan losses	14,739	13,257	57,496	50,422
Non-interest income:
Service charges on deposit accounts	45	97	259	434
Earnings on bank-owned life insurance	89	93	359	374
Gain on sale of other real estate owned, net	—	100	11	231
Gain on sale of loans, net	3,973	2,462	18,329	4,645
Mortgage banking activities	493	470	4,265	759
Wealth management income	497	425	1,835	693
Gain/(loss) on sale of available-for-sale investment securities, net	36	—	1,323	10
Other operating income	435	159	1,124	745
Total non-interest income	5,568	3,806	27,505	7,891
Non-interest expense:
Compensation and employee benefits	7,974	7,616	35,183	23,122
Premises and equipment	1,888	1,697	7,370	6,327
Data processing	986	895	4,169	3,510
Professional fees	290	362	1,336	1,285
Merger expenses	—	(9)	30	545
Mortgage loan processing expenses	246	139	1,240	248
Debt extinguishment	136	—	1,335	—
Other operating expenses	1,696	1,214	6,200	4,552
Total non-interest expense	13,216	11,914	56,863	39,589
Income before provision for income taxes	7,091	5,149	28,138	18,724
Provision for income taxes	2,347	1,607	10,131	6,469
Net income	4,744	3,542	18,007	12,255
Preferred stock dividends	—	(1)	—	(74)
Net income available to common shareholders	$4,744	$3,541	$18,007	$12,181

Earnings per common share: (1)
Basic earnings per common share	$0.37	$0.31	$1.40	$1.15
Diluted earnings per common share	$0.36	$0.30	$1.37	$1.13
(1) 2015 amounts have been adjusted to reflect the 5% stock dividend declared in December 2016

	For the Three Months Ended		For the Year Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
	($ in thousands, except per share data)
Performance Ratios:
Return on average assets	1.00%	0.86%	1.00%	0.83%
Return on average shareholders' equity	9.69%	8.93%	9.50%	8.48%
Yield on average interest-earning assets	4.10%	4.24%	4.23%	4.32%
Rate on average interest-earning liabilities	1.00%	0.99%	1.02%	0.90%
Net interest spread	3.10%	3.25%	3.21%	3.42%
Net interest margin	3.40%	3.53%	3.52%	3.74%
Efficiency ratio (1)	60.81%	65.69%	63.42%	64.00%
Net charge-offs to average loans held for investment (2)	0.16%	0.11%	0.18%	0.04%

Mortgage origination volume	$168,902	$118,454	$772,076	$216,330

Assets under management	$297,394	$226,688	$297,394	$226,688

Per Share Data: (3)
Basic earnings per common share	$0.37	$0.31	$1.40	$1.15
Fully diluted earnings per common share	$0.36	$0.30	$1.37	$1.13
Weighted average basic shares outstanding	12,877,374	11,503,785	12,854,011	10,593,573
Weighted average diluted shares outstanding	13,151,482	11,747,996	13,108,247	10,781,434
(1) The efficiency ratio is calculated as total non-interest expense (less debt extinguishment costs) divided by the sum of net interest income and total non-interest income (less gain on sale of AFS securities). This non-GAAP financial measure is presented to facilitate an understanding of the Company's performance.

(2) Annualized
(3) 2015 amounts have been adjusted to reflect the 5% stock dividend declared in December 2016

	December 31, 2016	December 31, 2015
Capital Ratios:
Total risk-based capital ratio	13.99%	14.86%
Tier 1 risk-based capital ratio	11.61%	12.22%
Common equity tier 1 risk-based capital ratio	11.12%	11.66%
Tier 1 leverage ratio	10.14%	10.67%
Tangible common equity to tangible assets (1)	9.03%	9.95%

Per Share Capital Data: (2)
Book value per common share	$14.94	$13.95
Tangible book value per common share	$13.93	$12.91
Common shares outstanding	12,896,385	12,805,152
(1) This is a non-GAAP financial measure. Refer to the table below outlining the reconciliation of tangible common equity to tangible assets.
(2) 2015 amounts have been adjusted to reflect the 5% stock dividend declared in December 2016

Average Balances, Interest Income and Expense and Average Yield and Rates (QTD)
	For the Three Months Ended
	December 31, 2016			December 31, 2015
	Average Balance	Income/ Expense	Yield/ Rate (6)	Average Balance	Income/ Expense	Yield/ Rate (6)
	($ in thousands)
Assets
Interest-earning assets:
Loans (1)	$1,518,639	$17,971	4.63%	$1,317,000	$16,088	4.78%
Investment securities - taxable	234,321	1,002	1.67%	208,301	923	1.74%
Investment securities - tax-exempt (2)	13,416	69	2.02%	4,274	28	2.52%
Other equity securities	6,806	76	4.41%	6,530	71	4.34%
Interest-bearing balances	100	—	0.60%	—	—	—%
Federal funds sold	60,335	79	0.52%	49,364	54	0.43%
Total interest earning assets	1,833,617	19,197	4.10%	1,585,469	17,164	4.24%
Non-interest earning assets:
Cash and due from banks	5,276			3,905
Premises and equipment	7,179			7,214
Other real estate owned	1,830			80
Other assets (3)	47,045			46,829
Less: allowance for loan losses	(13,216)			(11,867)
Total non-interest earning assets	48,114			46,161
Total Assets	$1,881,731			$1,631,630

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$120,645	$86	0.28%	$109,939	$73	0.26%
Money market deposit accounts	285,036	440	0.61%	265,665	335	0.50%
Savings accounts	213,283	379	0.71%	157,994	277	0.70%
Time deposits	498,576	1,395	1.11%	436,198	1,124	1.02%
Total interest-bearing deposits	1,117,540	2,300	0.82%	969,796	1,809	0.74%
FHLB advances	116,108	366	1.24%	119,614	454	1.49%
Other borrowings and long-term borrowings	38,640	540	5.54%	38,508	564	5.79%
Total interest-bearing liabilities	1,272,288	3,206	1.00%	1,127,918	2,827	0.99%
Non-interest-bearing liabilities:
Demand deposits	401,985			332,906
Other liabilities	12,752			13,491
Total non-interest-bearing liabilities	414,737			346,397
Total Liabilities	1,687,025			1,474,315
Shareholders’ Equity	194,706			157,315
Total Liabilities and Shareholders’ Equity	$1,881,731			$1,631,630

Interest Spread (4)			3.10%			3.25%
Net Interest Margin (2)(5)		$15,991	3.40%		$14,337	3.53%

(1)	Includes loans held for sale and loans placed on non-accrual status.

(2)	Yield and income presented on a fully taxable equivalent basis using a federal statutory rate of 35 percent.

(3)	Includes intangibles, deferred tax asset, accrued interest receivable, bank-owned life insurance and other assets.

(4)	Interest spread is the average yield earned on earning assets, less the average rate incurred on interest bearing liabilities.

(5)	Net interest margin is net interest income, expressed as a percentage of average earning assets.

(6)	Annualized income/expense is used for the yield/rate.

Average Balances, Interest Income and Expense and Average Yield and Rates (YTD)
	For the Year Ended December 31,
	2016			2015
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
	($ in thousands)
Assets
Interest-earning assets:
Loans (1)	$1,440,519	$68,901	4.78%	$1,187,273	$59,346	5.00%
Investment securities - taxable	243,578	4,274	1.75%	186,931	3,257	1.74%
Investment securities - tax-exempt (2)	6,849	149	2.18%	3,088	93	3.01%
Other equity securities	6,289	284	4.52%	6,153	257	4.18%
Interest-bearing balances	86	1	1.57%	4,239	27	0.64%
Federal funds sold	48,110	264	0.55%	55,121	222	0.40%
Total interest earning assets	1,745,431	73,873	4.23%	1,442,805	63,202	4.32%
Non-interest earning assets:
Cash and due from banks	3,209			3,795
Premises and equipment	7,499			6,575
Other real estate owned	1,609			250
Other assets (3)	47,291			40,549
Less: allowance for loan losses	(12,604)			(10,474)
Total non-interest earning assets	47,004			40,695
Total Assets	$1,792,435			$1,483,500

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$121,823	$355	0.29%	$106,202	$261	0.25%
Money market deposit accounts	277,552	1,666	0.60%	229,819	1,129	0.49%
Savings accounts	207,153	1,469	0.71%	137,010	943	0.69%
Time deposits	475,224	5,237	1.10%	411,336	4,098	1.00%
Total interest-bearing deposits	1,081,752	8,727	0.81%	884,367	6,431	0.73%
FHLB advances	106,882	1,583	1.48%	109,967	1,625	1.48%
Other borrowings and long-term borrowings	39,122	2,161	5.52%	23,816	1,155	4.85%
Total interest-bearing liabilities	1,227,756	12,471	1.02%	1,018,150	9,211	0.90%
Non-interest-bearing liabilities:
Demand deposits	362,196			310,182
Other liabilities	12,851			10,676
Total non-interest-bearing liabilities	375,047			320,858
Total Liabilities	1,602,803			1,339,008
Shareholders’ Equity	189,632			144,492
Total Liabilities and Shareholders’ Equity	$1,792,435			$1,483,500

Interest Spread (4)			3.21%			3.42%
Net Interest Margin (2)(5)		$61,402	3.52%		$53,991	3.74%

(1)	Includes loans held for sale and loans placed on non-accrual status.

(2)	Yield and income presented on a fully taxable equivalent basis using a federal statutory rate of 35 percent.

(3)	Includes intangibles, deferred tax asset, accrued interest receivable, bank-owned life insurance and other assets.

(4)	Interest spread is the average yield earned on earning assets, less the average rate incurred on interest bearing liabilities.

(5)	Net interest margin is net interest income, expressed as a percentage of average earning assets.

Composition of Loans Held for Investment
	December 31, 2016	December 31, 2015
	($ in thousands)
Construction and development	$288,193	$249,433
Commercial real estate	789,260	657,110
Residential real estate	287,250	241,395
Real estate loans	1,364,703	1,147,938
Commercial and industrial	165,172	153,860
Consumer	4,668	6,285
Total loans	1,534,543	1,308,083
Less: allowance for loan losses	13,582	12,289
Net loans	$1,520,961	$1,295,794

Composition of Deposits
	December 31, 2016	December 31, 2015
	($ in thousands)
Demand deposit accounts	$381,887	$304,425
NOW accounts	134,938	115,459
Money market accounts	270,794	309,940
Savings accounts	209,961	163,289
Time deposits up to $250,000	386,095	324,454
Time deposits over $250,000	139,066	115,675
Total deposits	$1,522,741	$1,333,242

	December 31, 2016	December 31, 2015
Allowance and Asset Quality Ratios:
Allowance for loan losses to loans held for investment	0.89%	0.94%
Adjusted allowance for loan losses to loans held for investment (1)	1.11%	1.30%
Allowance for loan losses to non-accrual loans	236.37%	120.47%
Allowance for loan losses to non-performing assets	159.10%	84.76%
Non-performing assets to total assets	0.43%	0.86%
(1) This is a non-GAAP financial measure. Refer to the table below outlining the reconciliation of GAAP Allowance Ratio to Adjusted Allowance Ratio.

Non-Performing Assets
	December 31, 2016	December 31, 2015
	($ in thousands)
Non-accrual loans	$5,746	$10,201
90+ days still accruing	2	28
Trouble debt restructurings still accruing	1,361	4,269
Other real estate owned	1,428	—
Total non-performing assets	$8,537	$14,498

Reconciliation of Tangible Common Equity to Tangible Assets Ratio (1)
	December 31, 2016	December 31, 2015
	($ in thousands)
Tangible Common Equity:
Common Stock Voting	$109	$103
Common Stock Non-Voting	19	18
Additional paid-in capital - common	177,924	160,861
Accumulated earnings	17,187	17,740
Accumulated other comprehensive income/(loss)	(2,579)	(127)
Total Common Equity	$192,660	$178,595

Less Intangibles:
Goodwill	$11,420	$11,431
Identifiable intangibles	1,619	1,888
Total Intangibles	$13,039	$13,319

Tangible Common Equity	$179,621	$165,276

Tangible Assets:
Total Assets	$2,002,911	$1,674,466

Less Intangibles:
Goodwill	$11,420	$11,431
Identifiable intangibles	1,619	1,888
Total Intangibles	$13,039	$13,319

Tangible Assets	$1,989,872	$1,661,147

Tangible Common Equity to Tangible Assets	9.03%	9.95%
(1)  Tangible common equity to tangible assets ratio is a non-GAAP financial measure that is presented to facilitate an understanding of the Company's capital structure. This table provides a reconciliation between certain GAAP amounts and this non-GAAP financial measure.

Reconciliation of GAAP Allowance Ratio to Adjusted Allowance Ratio (1)
	December 31, 2016	December 31, 2015
	($ in thousands)
GAAP allowance for loan losses	$13,582	$12,289
GAAP loans held for investment, at amortized cost	1,534,543	1,308,083

GAAP allowance for loan losses to total loans held for investment	0.89%	0.94%

GAAP allowance for loan losses	$13,582	$12,289
Plus: Credit purchase accounting marks	3,439	4,721
Adjusted allowance for loan losses	$17,021	$17,010

GAAP loans held for investment, at amortized cost	$1,534,543	$1,308,083
Plus: Credit purchase accounting marks	3,439	4,721
Adjusted loans held for investment, at amortized cost	$1,537,982	$1,312,804

Adjusted allowance for loan losses to total loans held for investment	1.11%	1.30%
(1) This is a non-GAAP financial measure. Credit purchase accounting marks are GAAP marks under purchase accounting guidance.

Segment Reporting (QTD)
	For the Three Months Ended December 31, 2016
	Commercial Bank	Mortgage Bank	Wealth Management	Other (1)	Consolidated Totals
	($ in thousands)
Revenues:
Interest income	19,102	427	—	(344)	19,185
Gain on sale of loans	—	3,973	—	—	3,973
Other revenues	604	493	498	—	1,595
Total income	$19,706	$4,893	$498	$(344)	$24,753

Expenses:
Interest expense	2,677	344	1	184	3,206
Salaries and employee benefits	3,970	3,540	246	218	7,974
Other expenses	7,962	871	170	(174)	8,829
Total expenses	$14,609	$4,755	$417	$228	$20,009

Net Income (loss)	$5,097	$138	$81	$(572)	$4,744

Total assets	$1,952,964	$46,185	$3,868	$(106)	$2,002,911
(1) Includes parent company and intercompany eliminations

Segment Reporting (YTD)
	For the Year Ended December 31, 2016
	Commercial Bank	Mortgage Bank	Wealth Management	Other (1)	Consolidated Totals
	($ in thousands)
Revenues:
Interest income	73,340	1,790	—	(1,283)	73,847
Gain on sale of loans	—	18,329	—	—	18,329
Other revenues	3,008	4,265	1,837	66	9,176
Total income	$76,348	$24,384	$1,837	$(1,217)	$101,352

Expenses:
Interest expense	10,378	1,283	3	807	12,471
Salaries and employee benefits	18,376	14,961	974	872	35,183
Other expenses	30,466	5,227	602	(604)	35,691
Total expenses	$59,220	$21,471	$1,579	$1,075	$83,345

Net Income (loss)	$17,128	$2,913	$258	$(2,292)	$18,007

Total assets	$1,952,964	$46,185	$3,868	$(106)	$2,002,911
(1) Includes parent company and intercompany eliminations

Additional Discussion and Analysis

Consolidated net income for the year was $18.0 million ($1.37 per diluted common share), an increase of $5.8 million (47.8%) over the $12.2 million ($1.13 per diluted common share) earned during the prior year. For the three months ended December 31, 2016, consolidated net income was $4.7 million ($0.36 per diluted common share), an increase of $1.2 million (34.0%) over the $3.5 million in net income (or $0.30 per diluted common share) earned during the three months ended December 31, 2015.
As of December 31, 2016, the Company reported total assets of $2.0 billion, compared to $1.7 billion as of December 31, 2015. During the year ended December 31, 2016, total loans held for investment increased $226.5 million or 17.3% to $1.5 billion. This increase is attributable to organic loan growth from our existing lending team. During the year ended 2016, total deposits increased $189.5 million or 14.2% to $1.5 billion. The increase in deposits is due to core deposit growth in our branch network and commercial customers.
The net interest margin was 3.40% and 3.52% for the three months and year ended December 31, 2016, respectively, as compared to 3.53% and 3.74% for the same periods in 2015. This decrease is primarily attributable to the addition of $25.0 million in subordinated debt added in the fourth quarter of 2015 and competitive pressure for incremental loans and deposits. On a linked quarter basis, net interest margin decreased from 3.53% for the three months ended September 30, 2016, to 3.40% for the three months ended December 31, 2016. The Company remains focused on its pricing discipline on both sides of the balance sheet and on all factors contributing to net income.
The adjusted allowance for loan losses to adjusted total loans held for investment, which includes credit purchase accounting marks, was 1.11% as of December 31, 2016, compared to 1.30% as of December 31, 2015. This decrease is attributable to net charge-offs of $2.6 million which had substantially been reserved for previously and credit mark accretion during the year ended December 31, 2016. A reconciliation of the allowance for loan losses and related ratios to the adjusted allowance for loan losses and related ratios is included herein. Non-performing assets continue to decline. The ratio of non-performing assets to total assets decreased to 0.43% as of December 31, 2016, compared to 0.86% as of December 31, 2015.
Non-interest income grew during the three months and year ended December 31, 2016, by $1.8 million and $19.6 million, respectively, compared to the same periods ended December 31, 2015, as a result of the strong performance of the mortgage and wealth management units. The mortgage subsidiary closed on a record volume of loans during the year ended December 31, 2016. During the three months and year ended December 31, 2016, the mortgage subsidiary originated $168.9 million and $772.1 million, respectively, in total mortgage loan volume. The strategic initiatives executed in 2015 to diversify revenue channels have proven to be very effective.
Non-interest expense grew during both the three months and year ended December 31, 2016, by $1.3 million and $17.3 million, respectively, compared to the same periods ended December 31, 2015, primarily as a result of the new mortgage and wealth units acquired in 2015, as well as further expansion of the Bank's retail network. As a result of record performance of the new mortgage and wealth units where compensation is directly linked to production levels, total compensation and employee benefit costs have risen year over year. In addition, the Company incurred one-time debt termination expenses of $1.3 million during the year ended December 31, 2016. This was offset by gains on the sale of available-for-sale securities of $1.3 million as part of a debt repositioning strategy.
During the year ended 2016, total shareholders’ equity increased $14.1 million (7.9%) to $192.7 million due primarily to earnings offset by dividends of $3.1 million and changes in accumulated other comprehensive income. Tangible book value per common share increased to $13.93 as of December 31, 2016, compared to $12.91 as of December 31, 2015. The Company's capital position remains well in excess of "well-capitalized" per the regulatory framework.